As filed with the Securities and Exchange Commission on April 13, 1998.
                                            Registration No. 333-40093
<R/>


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549



                          AMENDMENT NO. 2 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
<R/>
                    PEPSI-COLA PUERTO RICO BOTTLING COMPANY
            (Exact name of registrant as specified in its charter)
           DELAWARE                                       ###-##-####
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                                       RAFAEL NIN
      CARRETERA #865, KM 0.4                     CARRETERA #865, KM 0.4
     BARRIO CANDELARIA ARENAS                   BARRIO CANDELARIA ARENAS
   TOA BAJA, PUERTO RICO  00949               TOA BAJA, PUERTO RICO 00949
 (Address, including zip code, and       (Name, address, including zip code, and
    telephone number, including                 telephone number, including
     area code, of registrant's 		       area code, of agent for service)
    principal executive offices)

                                  With copies to:

                              LAURENCE E. CRANCH, ESQ.
                             ALEJANDRO E. CAMACHO, ESQ.
                                 Rogers & Wells LLP
                                   200 Park Avenue
                           New York, New York  10166-0153
                                   (212) 878-8000



  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effectiveness of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. <square>
  If the only securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. <checked-box>
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. <square>

                                CALCULATION OF REGISTRATION FEE

==================================================================================================================================
    Title of each class of                                   Proposed maximum          Proposed maximum     Amount of registration
  securities to be registered   Amount to be registered     offering price per        aggregate offering            fee(2)
                                                                 unit(1)                    price(1)
-----------------------------------------------------------------------------------------------------------------------------------
Class B Common Stock,              7,000,000 shares               $7.0625                 $49,437,500             $14,981.06
$.01 par value per share
==================================================================================================================================


(1) Estimated solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Class B Common Stock of the Company as reported on the New York Stock Exchange on November 6, 1997.
(2) The registration fee of $14,981.06 was paid when the Registration Statement was first filed on November 12, 1997.

 				 ----------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED APRIL 13, 1998
<R/>
PROSPECTUS

                PEPSI-COLA PUERTO RICO BOTTLING COMPANY

               7,000,000 SHARES OF CLASS B COMMON STOCK

     This Prospectus relates to the offer and sale from time to time of up to an aggregate of 7,000,000 shares of Class B Common Stock, par value $0.01 per share (the "Shares" or the "Class B Common Stock") of Pepsi-Cola Puerto Rico Bottling Company (the "Company"), which are beneficially owned by the founding shareholders of the Company described herein under the caption "Selling Security Holders" (the "Selling Security Holders"). See "Selling Security Holders." The Company will not receive any of the proceeds from the sale by the Selling Security Holders of the Shares made hereunder.

     The Company's capital stock consists of two classes of common stock: Class A Common Stock, par value $0.01 per share (the "Class A Shares" or the "Class A Common Stock") and Class B Common Stock, par value $0.01 per share. The holders of the Class A Common Stock are entitled to six votes per share and holders of Class B Common Stock are entitled to one vote per share. Based on the number of Class A Common Stock and Class B Common Stock outstanding as of December 19, 1997, the Class A Common Stock represents approximately 64% of the voting rights of all outstanding Common Stock of the Company.

     The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares offered hereby from time to time on the New York Stock Exchange, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Company will pay all costs, expenses and fees incurred in connection with the registration of the Shares. The respective Selling Security Holders will pay any brokerage fees or commissions relating to the sale of the Shares by them. See "Plan of Resale."



     The Class B Common Stock is listed on the New York Stock Exchange under the symbol "PPO." The last reported sale price of the Class B Common Stock on the New York Stock Exchange on April 1, 1998 was $7.50 per share.
<R/>
     INVESTORS SHOULD CAREFULLY CONSIDER CERTAIN RISK FACTORS RELATING TO THE COMPANY. SEE "RISK FACTORS" ON PAGES 5 TO 6.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
  OR ANY STATE SECURITIES  COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                       _________________________



             The date of this Prospectus is April    , 1998.
<R/>

                         AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). All reports, proxy statements and other information filed with the Commission by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; at 75 Park Place, 14th Floor, New York, New York 10007; and at 5757 Wilshire Boulevard, Suite 500 East, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Website at http://www.sec.gov that contains reports, proxy statements and other information filed electronically with the Commission by the Company. The Company's Class B Common Stock is listed for trading on the New York Stock Exchange. Reports, proxy statements and other information concerning the Company can also be inspected at the New York Stock Exchange located at 20 Broad Street, New York, New York 10005.

     This Prospectus constitutes a part of a Registration Statement on Form S-3, as amended (the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company incorporates by reference into this Prospectus the following documents filed with the Commission:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997; and

     (b) The Company's quarterly report on Form 10-Q for the quarter ended December 31, 1997; and

     (c) the description of the Company's capital stock included in its Registration Statement on Form S-1 (Registration No. 33-94620), under the caption "Description of Capital Stock," including any amendment or report filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Prospectus and to be a part of it from the date of filing of those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement of which this Prospectus is a part to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement of which this Prospectus is a part.

     The Company will provide copies of all documents which are incorporated by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information incorporated herein) without charge to anyone to whom this prospectus is delivered upon a written or oral request. Requests should be directed to Pepsi-Cola Puerto Rico Bottling Company, Carretera #865, Km 0.4, Barrio Candelaria Arenas, Toa Baja, Puerto Rico 00949, telephone number
(787) 251-2000, Attention:  David L. Virginia.

                              THE COMPANY

     The Company is a holding company which, through its manufacturing and distribution subsidiaries, produces, sells and distributes a variety of soft drink and fruit juice products, isotonics and bottled water in the Commonwealth of Puerto Rico ("Puerto Rico"), pursuant to exclusive franchise arrangements with PepsiCo, Inc. ("PepsiCo") and other franchise arrangements. The Company also has rights to sell PepsiCo products to distributors in the U.S. Virgin Islands. The Company produces, sells and distributes soft drink products under the Pepsi-Cola, Diet Pepsi, Pepsi Free, Slice, Wonder Kola, On-Tap and Mountain Dew trademarks pursuant to exclusive franchise arrangements with PepsiCo. The Company produces (through an arrangement with a co-packer), sells and distributes isotonics under the All Sport trademark pursuant to an exclusive franchise arrangement with PepsiCo. In addition, the Company produces, sells and distributes tonic water, club soda and ginger ale under the Seagram trademark under an exclusive arrangement with Joseph E. Seagram & Sons, Inc. ("Seagram") and sells and distributes fruit juice products under the Welch's trademark. The Company also produces, sells and distributes bottled water under its own Cristalia trademark.


                             RISK FACTORS

     PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO OTHER INFORMATION SET FORTH IN THIS PROSPECTUS IN EVALUATING AN INVESTMENT IN THE SHARES OFFERED HEREBY.

RECENT UNFAVORABLE FINANCIAL RESULTS

     For the first quarter of fiscal 1998 ended December 31, 1997 (the "1998 interim period"), the Company had a loss from operations of $(.5) million compared to a loss from operations of $(3.1) in the first quarter of fiscal 1997 ended December 31, 1996 (the "1997 interim period"). This loss from operations in the 1998 interim period resulted primarily from intense competitive pressures in Puerto Rico which produced net prices 8.9% lower than for the 1997 interim period.

     Although the Company had a positive cash flow from operations during the 1998 interim period, it was not sufficient to fund both capital expenditures and mandatory debt repayments for this period.

     The Company continues to face intense competitive pressures in Puerto Rico which continue to adversely affect the Company's results of operations.

COMPETITION

     The soft drink industry in Puerto Rico is highly competitive. The Company faces intense price competition which has resulted in substantially lower net prices. The Company's principal competitors in Puerto Rico are the local bottlers and distributors of Coca-Cola in the cola market and Seven-Up in the flavored soft drink market. The Company's other competitors include bottlers and distributors of nationally and regionally advertised and marketed products, as well as bottlers of smaller private label soft drinks, which private label soft drinks the Company believes historically represented approximately 5% of total soft drink sales in Puerto Rico. While the Company engages in extensive marketing to establish brand differentiation and loyalty, the Company expects that competitors of the Company will continue their intense price competition in order to increase their sales volumes and market shares to the detriment of the Company. There is no assurance that continued aggressive competition will not lead to even lower prices for the Company's products and, as a result, increased losses.

CONTROLLING INTEREST

     In connection with his continued service as President and Chief Executive Officer, Mr. Rafael Nin requested and was granted by the members of the Charles
H. Beach Voting Trust and the Michael J. Gerrits Voting Trust (together, the "Essential Shareholders") and certain other shareholders, a ten-year voting trust (the "Nin Voting Trust") which entitles him to vote, but not own, 5,000,000 Class A Shares representing a controlling interest in the Company. Under the Company's franchise agreements (the "Franchise Agreements") relating to its Pepsi-Cola and other Pepsi-Cola International products, the Franchise Agreements may be terminated by PepsiCo, Inc. ("PepsiCo"), if without PepsiCo's consent the Essential Shareholders do not maintain effective control of the Company. In connection with the execution of the Nin Voting Trust, PepsiCo consented to the change of effective control of the Company from the Essential Shareholders to Mr. Nin, acting as voting trustee (the "Trustee"). The initial term of the Nin Voting Trust is five years and is automatically renewed for an additional five-year period unless either PepsiCo or the Trustee notifies the other party of non-renewal at least six months prior to the end of the initial five-year term, provided that PepsiCo may not unreasonably withhold its consent to the additional five-year term. Under the terms of the Nin Voting Trust, Mr. Nin is entitled to resign as Trustee at any time, which will result in the termination of the Nin Voting Trust. If the Nin Voting Trust is terminated because of the resignation or death of the Trustee, PepsiCo has the right for a period of ninety days after such resignation or death to appoint a new Trustee to replace Mr. Nin for the remaining term of the Nin Voting Trust, subject to the approval of the beneficial owners of a majority of the Class A Shares. During the time between death or resignation of Mr. Nin and the appointment of the substitute Trustee, the Board of Directors of the Company will constitute a committee of three Board members to act as interim trustee of the Nin Voting Trust for a maximum period of ninety days from the date of resignation or death of Mr. Nin. Upon the termination of the Nin Voting Trust, the Class A Shares held in the Nin Voting Trust will be returned to the Essential Shareholders and the other beneficial owners of the Class A Shares and the terms of the Franchise Agreements applicable to the Essential Shareholders will again become effective. Additionally, in connection with the Nin Voting Trust, Mr. Nin, the Company and the shareholders of the Company's Class A Shares entered into a stock option agreement (the "Stock Option Agreement"), pursuant to which those shareholders granted Mr. Nin a two year option to purchase all or a portion of the Company's 5,000,000 Class A Shares, par value $0.01 per share of the Company, at a price of $1.00 per share, subject to adjustment from time to time. Mr. Nin may not exercise the option, but is only permitted to transfer the option in whole or with respect to some shares to third parties (including the Company) for the benefit of the Company. Under terms of the Nin Voting Trust and the Second Restated Credit Agreement between the Company and Banco Popular, Mr. Nin cannot transfer his option under the Stock Option Agreement, in whole or in part, where such transfer results in Mr. Nin not controlling at least a majority of the total outstanding votes of the shareholders of the Company, without the prior approval of the PepsiCo and Banco Popular. There can be no assurance that PepsiCo or Banco Popular would consent to such a transfer.


                            USE OF PROCEEDS

     The Shares covered by this Prospectus are offered for  the  account of the
Selling  Security  Holders.   The Company will not receive any of the  proceeds
from the sale of the Shares offered hereby.  See "Plan of Resale."

                       SELLING SECURITY HOLDERS

     This Prospectus relates to possible sales of the Shares beneficially owned by the founding shareholders of the Company, or any affiliates or family members thereof (collectively, "Selling Security Holders"). As of the date hereof, 7,000,000 Shares may be offered by the Selling Security Holders pursuant to this Prospectus. The Selling Security Holders are each a party to the Shareholders Agreement dated April 27, 1987 (as amended from time to time, the "Shareholders Agreement"). Previously, the Shareholders Agreement restricted the ability of the Selling Security Holders to transfer their Shares. Pursuant to an amendment to the Shareholders Agreement dated May 14, 1997, the Selling Security Holders and the Company agreed to permit the transfer and sale of the Shares and to register the Shares through appropriate filings and action under federal and state securities laws to make them fully tradeable in the public market.

     The following table sets forth (i) the name of each Selling Security Holder, (ii) the number and percentage holdings of Class B Common Stock that such Selling Security Holder beneficially owned as of September 30, 1997, (iii) the aggregate number of shares of Class B Common Stock that such Selling Security Holder may sell pursuant to this Prospectus and (iv) the number and percentage holdings of such Selling Security Holder following the completion of this Offering.

                                          SHARES OF CLASS B                      MAXIMUM              SHARES OF CLASS B
                                          COMMON STOCK OWNED                      NUMBER              COMMON STOCK OWNED
                                         Prior to the Offering                      OF               After the Offering(2)
				   ---------------------------------		  SHARES	------------------------------
                                                          PERCENT               REGISTERED                          PERCENT
         Name                           Amount         of Class(1)(3)             Hereby            Amount         of Class(1)
--------------------------------      ---------        --------------           ----------        ----------      -------------
Charles H. and Patricia Beach(4)      2,721,197             16.5                 2,721,197            0               0
  Linda McCune(4)                        15,474              0.1                    15,474            0               0
Sandra Wauch(4)                          15,474              0.1                    15,474            0               0
 Charles H. Beach, Jr.(4)                15,474              0.1                    15,474            0               0
Michael J. Gerrits Investment           484,418              2.4                   484,418            0               0
Ltd.(5)
Michael J. Gerrits Generation            30,000              0.2                    30,000            0               0
  Skipping Trust(5)
Patrick T. Gerrits Investment Ltd.(5)   420,353              2.5                   420,353            0               0
Patrick T. Gerrits                       48,459              0.3                    48,459            0               0
Irrevocable Trust(5)
Christine Marie Gerrits Kline
  Irrevocable Trust(5)                   48,459              0.3                    48,459            0               0
Anne Gerrits(5)                         169,606              1.0                   169,606            0               0
Anita F. Gerrits Trustee of
  Anita F. Gerrits Trust #1(5)           32,306              0.2                    32,306            0               0
James C. & Laure L. Keavney(5)           88,841              0.5                    88,841            0               0
James C. Keavney, Trustee for
  Laure L. Keavney Irrevocable
  Generation Skipping Trust(5)           16,153              0.1                    16,153            0               0
Laure L. Keavney, Trustee for
  James C. Keavney Irrevocable
  Generation Skipping Trust(5)           16,153              0.1                    16,153            0               0
Thomas J. Lawless(5)                      7,572              0.0                     7,572            0               0
Ronald Robson(5)                          7,572              0.0                     7,572            0               0
William A. Proulx(5)                      7,572              0.0                     7,572            0               0
 James J. O'Brien(5)                      3,786              0.0                     3,786            0               0
Kerry V. O'Brien(5)                       3,786              0.0                     3,786            0               0
 Lumiye International S.A.(6)           353,345              2.1                   353,345            0               0
Girasol Enterprises(6)                  151,434              0.9                   151,434            0               0
Krauser Family Investment
  Limited(7)                            217,520              1.3                   217,520            0               0
Krauser Irrevocable Education
  Trust(7)                               17,000              0.1                    17,000            0               0
Rose Krauser Irrevocable
  Generation Skipping Trust(7)           51,000              0.3                    51,000            0               0
Charles R. Krauser
  Irrevocable Generation Skipping
  Trust(7)                               51,000              0.3                    51,000            0               0
Goltra Family Investment
  Limited(7)                            248,832              1.5                   248,832            0               0
John R. Goltra Irrevocable
  Generation Skipping Trust(7) 		 43,844              0.3                    43,844            0               0
Janet L. Goltra Irrevocable
  Generation Skipping Trust(7)           43,844              0.3                    43,844            0               0
Dorothy D'Angelo(7)                     336,519              2.0                   336,519            0               0
John W. Beck(8)                         454,301              2.8                   454,301            0               0
Haas Financial Corp                     252,390              1.5                   252,390            0               0
Rafael Nin(9)                           156,579              0.9                   156,579            0               0
Summer & Micheline Kramer               156,579              0.9                   156,579            0               0
Angel Collado-Schwarz(10)               313,158              1.9                   313,158            0               0


(1) Based on 16,500,000 total outstanding Class B Shares on December 19, 1997.
(2) Assumes that all Shares offered hereby are sold.
(3) Rounded to the nearest one tenth of one percent.
(4) Charles H. Beach, the trustee of the Charles H. Beach Voting Trust, was the President, Chief Executive Officer from April 1987 to June 1996 and a director of the Company from April 1987 to August 1996. Mr. Beach was also Chief Executive Officer of Buenos Aires Embotelladora S.A. ("BAESA") from November 1989 to July 1996 and has been a director of BAESA since
    November 1989. The beneficiaries of the Charles H. Beach Voting Trust include Sandra Waugh, Linda McClune and Charles

     Beach, Jr. Charles H. Beach has sole voting power with respect to the shares of the Company, including the Class B Common Stock, owned by the beneficiaries, which were transferred and assigned to the trust.
(5) Michael J. Gerrits, the trustee of Michael J. Gerrits Voting Trust, was a director of the Company from April 1987 to August 1996. The beneficiaries of the Michael J. Gerrits Voting Trust include Michael J. Gerrits Investment Ltd., Patrick T. Gerrits Irrevocable Trust, Christine M. Gerrits Irrevocable Trust, Anne Gerrits Trust #1, James C. Keavney, Laure
     L. Keavney, James C. Keavney as the trustee of the Laure L. Keavney Irrevocable Generation Skipping Trust, Laure L. Keavney as the trustee of the James C. Keavney Irrevocable Generation Skipping Trust, Thomas L. Lawless, Ronald Robson, William A. Proulx, James J. O'Brien and Kerry V. O'Brien. Pursuant to the Michael J. Gerrits Voting Trust Agreement, Michael J. Gerrits has sole voting powers with respect to the shares of the Company, including the Class B Common Stock owned by the beneficiaries of the trust which the beneficiaries have transferred and assigned to the trust.
(6) Lumiye International S.A. is a company controlled by Anton Scheldbauer, who was a director of the Company from August 1991 to February 1998. Girasol Enterprises is a company controlled by Anton Scheldbauer's wife.
(7) Charles R. Krauser, the trustee of Charles R. Krauser Voting Trust, has been a director of the Company since 1987 and was a director of BAESA from 1993 until December 1995. The beneficiaries of the Charles R. Krauser Voting Trust include Krauser Family Investment Ltd., Charles R. Krauser as the trustee of the Krauser Irrevocable Education Trust, the Goltra Family Investment Limited, Rose Krauser Irrevocable Generation Skipping Trust,
     John R. Goltra as the trustee of the Janet L. Goltra Irrevocable Generation Skipping Trust, John R. Goltra Irrevocable Generation Skipping Trust and Dorothy D'Angelo. Pursuant to Charles R. Krauser Voting Trust Agreement, Charles R. Krauser has sole voting powers with respect to the shares of the Company, including the Class B Common Stock owned by the beneficiaries which the beneficiaries have transferred and assigned to the trust.
(8)  John Beck has been a director of the Company since 1987.
(9) Rafael Nin has been a director of the Company since May 1987 and has been the President and Chief Executive Officer of the Company since June 1996.
(10) Angel Collado-Schwarz was a director of the Company from April 1987 to February 1996.

                            PLAN OF RESALE

     The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares offered hereby from time to time in one or more transactions (which may involve one or more block transactions) on the New York Stock Exchange, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. The Selling Security Holders may effect such transactions by selling Shares to or through broker-dealers which may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or commissions from purchasers of the Shares for whom they may act as agent.

     The Company will pay all costs, expenses and fees incurred in connection with the registration of the Shares. The respective Selling Security Holders will pay any brokerage fees or commissions relating to the sales of the Shares by them. The Company will not receive any of the proceeds from the sale by the Selling Security Holders of the Shares made by this Prospectus.

     There is no assurance that any of the Selling Security Holders will sell any or all of the Shares offered by them.


                             LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon by Rogers & Wells LLP, counsel to the Company.


                                EXPERTS

     The consolidated financial statements of the Company incorporated by reference in this Prospectus from the Company's annual report on Form 10-K have been incorporated herein in reliance on the report of KPMG Peat Marwick LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

     NO     PERSON    HAS    BEEN
AUTHORIZED    TO     GIVE     ANY
INFORMATION   OR   TO   MAKE  ANY          PEPSI-COLA PUERTO RICO
REPRESENTATIONS, OTHER THAN THOSE              BOTTLING COMPANY
CONTAINED   OR  INCORPORATED   BY
REFERENCE IN  THIS PROSPECTUS, IN
CONNECTION WITH  THE OFFERING MAY
HEREBY,  AND, IF GIVEN  OR  MADE,
SUCH        INFORMATION        OR
REPRESENTATIONS   MUST   NOT   BE
RELIED   UPON   AS   HAVING  BEEN             7,000,000 SHARES
AUTHORIZED.  THIS PROSPECTUS DOES           SERIES B COMMON STOCK
NOT CONSTITUTE AN OFFER  TO  SELL
OR A SOLICITATION OF AN OFFER  TO
BUY  ANY  SECURITIES,  OTHER THAN
THE SECURITIES DESCRIBED  HEREIN,
OR   AN   OFFER   TO  SELL  OR  A                ----------
SOLICITATION OF AN  OFFER  TO BUY
SUCH     SECURITIES     IN    ANY                PROSPECTUS
CIRCUMSTANCES IN WHICH SUCH OFFER
OR   SOLICITATION   IS  UNLAWFUL.                ----------
NEITHER  THE  DELIVERY   OF  THIS
PROSPECTUS    NOR    ANY   OFFER,
SOLICITATION    OR    SALE   MADE
HEREUNDER   SHALL,   UNDER    ANY
CIRCUMSTANCES,     CREATE     ANY
IMPLICATION  THAT THE INFORMATION
CONTAINED   OR  INCORPORATED   BY
REFERENCE HEREIN IS CORRECT AS OF
ANY TIME SUBSEQUENT  TO  THE DATE
OF SUCH INFORMATION.

      ------------------


TABLE OF CONTENTS

PAGE
Available Information        3
Incorporation of Certain                              April __, 1998
  Documents by Reference     4
The Company                  5
Risk Factors                 5
Use of Proceeds              6
Selling Security Holders     7
Plan of Resale              10
Legal Matters               10
Experts                     10

------------------------------                ------------------------------

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

              The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Company. All amounts are estimates except the registration fee.

Registration Fee.....................................      $ 14,981.06
Legal Fees and Expenses..............................
Printing Fees........................................
							   ------------
      Total..........................................      $
							   ============

ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by them in connection with any action, suit or proceeding to which they are a party or threatened to be made a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct to have been unlawful. The By-laws of the Company provide that the Company shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by the DGCL.

           Section 102 of the DGCL and the Company's Certificate of Incorporation permit the Company to limit or eliminate a director's personal liability to the Company or its shareholders for monetary damages for breaches of fiduciary duty except with respect to liability for breaches of the duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, and the unlawful purchase or redemption of stock or payment of unlawful dividends or the receipt of improper personal benefits.

           The DGCL authorizes the purchase of indemnification insurance by the Company. The Company currently maintains a policy insuring its directors and officers against liabilities which may be incurred by such persons acting in such capacities.

ITEM 16.   EXHIBITS

           The following documents are filed with or incorporated by reference in this Registration Statement.

     3.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995).

     3.2 Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit
           3.2 to the Company's quarterly report on Form 10-Q for the quarterly period ended December 31, 1996).

     3.3 Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995).

     4.1 Specimen Stock Certificate representing Class B Shares, incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (Registration No. 33-94620) (the "S-1 Registration Statement").

     5.1   Opinion of Rogers & Wells LLP.



     9.6   Charles H. Beach Voting Trust Agreement.*

     9.7   Amendment No. 1 to Michael Gerrits Voting Trust Agreement.*

     9.8   Amendment No. 1 to Charles Krauser Voting Trust Agreement.*
<R/>
     10.1 Shareholders Agreement (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the S-1 Registration Statement).

     10.2 Amendment No. 1 to Shareholders Agreement (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the S-1 Registration Statement).

     10.3 Amendment No. 2 to Shareholders Agreement (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the S-1 Registration Statement).

     10.4 Amendment No. 3 to Shareholders Agreement (incorporated by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995).

     10.5 Amendment No. 4 to Shareholders Agreement (incorporated by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-K/A-1 for the fiscal year ended September 30, 1996).

     10.6 Amendment No. 5 to Shareholders Agreement (incorporated by reference to Exhibit 10.20 to the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 1997).

     10.23 Supply  Agreement  between  Crown  Cork  &  Seal Company,  Inc.  and
           International  Beverage  Management,  Inc.  (an  affiliate   of  the
           Company).*

     10.24 Transition Agreement between BAESA, PepsiCo, Inc. and the Company evidencing the loss of the Company's voting control of BAESA.*

     23.1  Consent of KPMG Peat Marwick LLP (accountants).*

     23.2  Consent of Rogers & Wells LLP is included in Exhibit 5.1.

     23.3  Consent of Asesores, Inc.

     23.4  Consent of A.C. Nielsen

     24.1  Power of Attorney (included on signature  pages to

        Amendment
           No. 1 to the Registration Statement).*

--------------------------
     * Previously Filed with the Registration Statement.
<R/>
ITEM 17.   UNDERTAKINGS.

     (a)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; or (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement; PROVIDED, HOWEVER, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by (i) and (ii) is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered
                                       II-3
herein, and the offering of securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d)   The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toa Baja, Commonwealth of Puerto Rico on this 13th day of April, 1998.
<R/>
                                 PEPSI-COLA PUERTO RICO BOTTLING COMPANY


                                 By  /S/ RAFAEL NIN
                                     ---------------------------
                                     Rafael Nin
                                     Chief Executive Officer







                       _________________________

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the 13th day of April, 1998.

<R/>

               SIGNATURE                                TITLE
         /S/RAFAEL NIN                     Director and Chief
---------------------------                Executive Officer
Rafael Nin

             * 				   Director and Chairman
---------------------------                of the Board of Directors
John W. Beck

             *				   Director
---------------------------
Charles R. Krauser

             *                             Director
---------------------------
Sutton Keany

             *                             Director
---------------------------
Basil K. Vasiliou

             *                             Director
---------------------------
C. Leon Timothy

                                       II-5


             *                             Director
---------------------------
Richard Reiss

             *                             Vice President and
---------------------------                Chief Financial Officer
David L. Virginia



*BY:     /S/RAFAEL NIN
     ----------------------
     Rafael Nin
     Attorney-in-Fact

<R/>
                                       II-6

                             EXHIBIT INDEX

                                                                              Page in Sequential
                                                                                 NUMBER SYSTEM
        3.1         Amended and Restated Certificate of Incorporation  of the
                    Company (incorporated by reference to Exhibit 3.1 to  the
                    Company's  Annual Report on Form 10-K for the fiscal year
                    ended September 30, 1995).
        3.2         Certificate  of  Amendment  of  the Company's Amended and
                    Restated  Certificate of Incorporation  (incorporated  by
                    reference to  Exhibit  3.2  to  the  Company's  quarterly
                    report  on  Form  10-Q  for  the  quarterly  period ended
                    December 31, 1996).
        3.3         Amended and Restated By-Laws of the Company (incorporated
                    by  reference  to  Exhibit  3.2  to  the Company's Annual
                    Report on Form 10-K for the fiscal year  ended  September
                    30, 1995).
        4.1         Specimen  Stock  Certificate representing Class B Shares,
                    incorporated by reference to Exhibit 4.1 to Amendment No.
                    3 to the Company's  Registration  Statement  on  Form S-1
                    (Registration   No.   33-94620)  (the  "S-1  Registration
                    Statement").
        5.1         Opinion of Rogers & Wells LLP.                                 E-1



        9.6         Charles H. Beach Voting Trust Agreement.*
        9.7         Amendment   No.   1   to  Michael  Gerrits  Voting  Trust
                    Agreement.*
        9.8         Amendment   No.   1   to  Charles  Krauser  Voting  Trust
                    Agreement.*
<R/>
       10.1         Shareholders  Agreement  (incorporated  by  reference  to
                    Exhibit  10.7  to Amendment No. 1 to the S-1 Registration
                    Statement).
       10.2         Amendment  No.  1 to Shareholders Agreement (incorporated
                    by reference to Exhibit 10.8 to Amendment No. 1 to the S-
                    1 Registration Statement).
       10.3          Amendment No. 2  to Shareholders Agreement (incorporated
                    by reference to Exhibit 10.9 to Amendment No. 1 to the S-
                    1 Registration Statement).



       10.4 Amendment No. 3 to Shareholders Agreement (incorporated by reference to Exhibit 10.10 to the Company's Annual
                    Report on Form 10-K  for  the fiscal year ended September
                    30, 1995).
       10.5 Amendment No. 4 to Shareholders Agreement (incorporated by reference to Exhibit 10.13 to the Company's Annual
                    Report  on  Form  10-K/A-1  for  the  fiscal  year  ended
                    September 30, 1996).
       10.6 Amendment No. 5 to Shareholders Agreement (incorporated by reference to Exhibit 10.20 to the Company's quarterly report on Form 10-Q for the quarterly period ended June
                    30, 1997).



       10.23        Supply  Agreement between Crown Cork & Seal Company, Inc.
                    and International Beverage Management, Inc. (an affiliate
                    of the Company).*
       10.24        Transition Agreement between BAESA, PepsiCo, Inc. and the
                    Company evidencing  the  loss  of  the  Company's  voting
                    control of BAESA.*
       23.1         Consent of KPMG Peat Marwick LLP (accountants).*
       23.2         Consent of Rogers & Wells LLP included in Exhibit 5.1.
       23.3         Consent of Asesores, Inc.                                      E-2
       23.4         Consent of A.C. Nielsen                                        E-3
       24.1         Power of Attorney (included on signature pages to

   <R/>
                    Amendment No. 1 to the Registration Statement).*


-------------------------
    * Previously filed with the Registration Statement.
<R/>